UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE SUCH SECURITIES BEFORE SEPTEMBER 10, 2003.

BROKER WARRANT

TO PURCHASE UP TO 111,000 COMMON SHARES OF

AURIZON MINES LTD.
(incorporated under the laws of British Columbia)

Agent's Warrant Certificate Number BW-**	Number of Warrants represented by this Certificate ***

THIS IS TO CERTIFY THAT for valuable consideration *** (the "Agent") is entitled, at any time prior to 5:00 p.m., Toronto time, on May 9, 2004, upon and subject to the terms and conditions set forth herein and in schedule A attached hereto, which schedule forms an integral part hereof and shall be deemed to be incorporated herein (the whole being referred to as this "Broker Warrant"), to subscribe in whole or in part for up to 111,000 common shares ("Common Shares" and which term shall include any other shares or securities to be issued in addition thereto or in substitution or replacement therefor as provided herein) of Aurizon Mines Ltd. (the "Corporation"), a corporation incorporated under the Company Act (British Columbia), as constituted on the date hereof at a purchase price (the purchase price in effect from time to time being called the "Exercise Price") of $1.35 per Common Share, subject to adjustment in the events and in the manner set forth herein.  This Broker Warrant shall become wholly void and the unexercised portion of the subscription rights represented hereby will expire and terminate at 5:00 p.m., Toronto time, on May 9, 2004 (the "Expiry Time").

All Common Shares which are to be issued upon the exercise of this Broker Warrant shall be issued to the Agent, upon payment therefor of the amount for which the Common Shares which may at the time be purchased pursuant to the provisions hereof, and the Agent shall be deemed to have become the holder of record of such Common Shares, on the date of delivery of this Broker Warrant together with payment for the Common Shares so subscribed for, unless the transfer books of the Corporation shall be closed on such date, in which event the Common Shares so subscribed for shall be deemed to be issued, and the Agent shall be deemed to have become the holder of record of such Common Shares, on the date on which such transfer books are reopened and such Common Shares shall be issued at the purchase price in effect on the date of delivery of this Broker Warrant together with payment for the Common Shares subscribed for.

The Agent may purchase less than the number of Common Shares which the Agent is entitled to purchase hereunder on delivery of this Broker Warrant, in which event a new certificate, in form identical hereto but with appropriate changes, representing the Common Shares not purchased, shall be issued to the Agent.

This Broker Warrant does not entitle the Agent to any rights or interest whatsoever as a shareholder of the Corporation or any other rights or interests except as expressly provided in this Broker Warrant.

This Broker Warrant is non-assignable and non-transferable.

If this Broker Warrant or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

By acceptance hereof, the Agent hereby represents and warrants to the Corporation that the Agent is acquiring this Broker Warrant as principal for its own account and not for the benefit of any other person.

All amounts of money referred to in this Broker Warrant are expressed in lawful money of Canada.

This Broker Warrant shall enure to the benefit of, and shall be binding upon, the Agent and the Corporation and their respective successors.

IN WITNESS WHEREOF the Corporation has caused this Broker Warrant to be issued under the signature of a properly authorized officer of the Corporation.

DATED as of the 9th day of May, 2003.

AURIZON MINES LTD.
By:
Name: Ian S. Walton Title: Executive Vice-President and Chief Financial Officer

SCHEDULE A

Additional Terms and Conditions of the Broker Warrant

1.

Exercise:  In the event that the Agent desires to exercise the right to purchase Common Shares conferred hereby, the Agent shall (a) complete to the extent possible in the manner indicated and execute a subscription form in the form attached to this Broker Warrant, (b) surrender this Broker Warrant to the Corporation in accordance with section 7 of this Broker Warrant, and (c) pay the amount payable on the exercise of such Broker Warrant in respect of the Common Shares subscribed for either in cash or by bank draft or cheque payable to the Corporation.  Upon such surrender and payment as aforesaid, the Agent shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Agent shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Corporation shall cause such certificate or certificates to be delivered to the Agent at the address specified in the subscription form within three business days of such surrender and payment as aforesaid.  No fractional Common Shares will be issuable upon any exercise of the Broker Warrant and the Agent will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

2.

Covenants and Representations:  The Corporation hereby covenants and agrees that it is authorized to issue and that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Broker Warrant and the certificate representing such Common Shares to be issued and that, at all times prior to the Expiry Time, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided in this Broker Warrant.  The Corporation hereby further covenants and agrees that it will at its expense expeditiously use its best efforts to obtain the listing of such Common Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Common Shares may be listed from time to time.  All Common Shares which are issued upon the exercise of the right of purchase provided in this Broker Warrant, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Broker Warrant, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof.  The Corporation hereby represents and warrants that this Broker Warrant is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Broker Warrant.

3.

Anti-Dilution Protection:

(1)

Definitions:  For the purposes of this section 3, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection:

(a)

"Adjustment Period" means the period commencing on the date of issue of this Broker Warrant and ending at the Expiry Time;

(b)

"Current Market Price" of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on The Toronto Stock Exchange or, if the Common Shares are not then listed on The Toronto Stock Exchange, on such other Canadian stock exchange as may be selected by the directors of the Corporation for such purpose or, if the Common Shares are not then listed on any Canadian stock exchange, in the over-the-counter market, during the period of any twenty consecutive trading days ending not more than five business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the-counter

(c)

market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

(d)

"director" means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

(e)

"trading day" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(2)

Adjustments:  The Exercise Price and the number of Common Shares issuable to the Agent shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)

If at any time during the Adjustment Period the Corporation shall:

(i)

fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(ii)

fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(iii)

subdivide the outstanding Common Shares into a greater number of Common Shares; or

(iv)

consolidate the outstanding Common Shares into a lesser number of Common Shares;

(any of such events in subclauses , ,  and  above being herein called a "Common Share Reorganization"), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)

the numerator of which shall be the number of Common Shares outstanding on such record date or effective date before giving effect to such Common Share Reorganization; and

(B)

the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would be outstanding had such securities all been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 3(2)(a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(b)

If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being herein called a "Rights Offering"), the Exercise Price shall be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)

the numerator of which shall be the aggregate of

(A)

the number of Common Shares outstanding on the record date for the Rights Offering, and

(B)

the quotient determined by dividing

(I)

either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(II)

the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)

the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this clause 3(2)(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be.  Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation.  To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection 3(2)(b) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this clause 3(2)(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)

If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the Common Shares of:

(i)

shares of the Corporation of any class other than Common Shares;

(ii)

rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)

evidences of indebtedness of the Corporation; or

(iv)

any property or assets of the Corporation;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)

the numerator of which shall be the difference between

(I)

the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

(II)

the fair value, as determined by the directors of the Corporation, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(B)

the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation.  To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 3(2)(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this clause 3(2)(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(d)

If at any time during the Adjustment Period there shall occur:

(i)

a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

(ii)

a consolidation, amalgamation or merger of the Corporation with or into any other body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities; or

(iii)

the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Agent shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of this Broker Warrant, in lieu of the number of Common Shares to which the Agent was theretofore entitled upon the exercise of this Broker Warrant, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Agent would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Agent had been the registered holder of the number of Common Shares to which the Agent was theretofore entitled to purchase or receive upon the exercise of this Broker Warrant.  If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Broker Warrant with respect to the rights and interest thereafter of the Agent to the end that the provisions of this Broker Warrant shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Broker Warrant.

(e)

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of clauses 3(2)(a), (b), or (c) hereof, then the number of Common Shares purchasable upon the subsequent exercise of this Broker Warrant shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of this Broker Warrant immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(3)

Rules:  The following rules and procedures shall be applicable to adjustments made pursuant to subsection 3(2) of this Broker Warrant.

(a)

Subject to the following provisions of this subsection 3(3), any adjustment made pursuant to subsection 3(2) hereof shall be made successively whenever an event referred to therein shall occur.

(b)

No adjustment in the Exercise Price shall be required unless the adjustment would result in a change of at least one per cent in the Exercise Price then in effect and no adjustment shall be made in the number of Common Shares purchasable or issuable on the exercise of this Broker Warrant unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which except for the provisions of this clause 3(3)(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment.  Notwithstanding any other provision of subsection 3(2) of this Broker Warrant, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of this Broker Warrant (except in respect of a consolidation of the outstanding Common Shares).

(c)

If at any time during the Adjustment Period the Corporation shall take any action affecting the Common Shares, other than an action or an event described in subsection 3(2) hereof, which in the opinion of the directors would have a material adverse effect upon the rights of the Agent under this Broker Warrant, the Exercise Price and/or the number of Common Shares purchasable under this Broker Warrant shall be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances.  Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(d)

No adjustment in the Exercise Price or in the number or kind of securities purchasable on the exercise of this Broker Warrant shall be made in respect of any event described in section 3 hereof if the Agent is entitled to participate in such event on the same terms mutatis mutandis as if the Agent had exercised this Broker Warrant prior to or on the record date or effective date, as the case may be, of such event.

(e)

If the Corporation sets a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of this Broker Warrant shall be required by reason of the setting of such record date.

(f)

In any case in which this Broker Warrant shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 3(2) hereof, the Corporation may defer, until the occurrence of such event:

(i)

issuing to the Agent, to the extent that this Broker Warrant is exercised after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; and

(ii)

delivering to the Agent any distribution declared with respect to such additional Common Shares after such record date and before such event;

provided, however, that the Corporation shall deliver to the Agent an appropriate instrument evidencing the right of the Agent, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of this Broker Warrant and to such distribution declared with respect to any such additional Common Shares issuable on this exercise of this Broker Warrant.

(g)

If a dispute shall at any time arise with respect to any adjustment of the Exercise Price or the number of Common Shares purchasable pursuant to this Broker Warrant, such dispute shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act by such other firm of independent chartered accountants as may be selected by the directors.

(4)

Taking of Actions:  As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 3(2) hereof the Corporation shall take any action which may, in the opinion of counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Common Shares which the Agent is entitled to receive in accordance with the provisions of this Broker Warrant.

(5)

Notice:  At least 21 days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Agent under this Broker Warrant, including the Exercise Price and the number of Common Shares which are purchasable under this Broker Warrant, the Corporation shall deliver to the Agent a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment.  In case any adjustment for which a notice in this subsection 3(5) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Agent a certificate providing the calculation of such adjustment.  The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Common Shares will be open, and that the Corporation will not take any action which might deprive the Agent of the opportunity of exercising the rights of subscription contained in this Broker Warrant, during such 21 day period.

4.

Further Assurances:  The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Agent shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Broker Warrant.

5.

Time of Essence:  Time shall be of the essence of this Broker Warrant.

6.

Governing Laws:  This Broker Warrant shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

7.

Notices:  All notices or other communications to be given under this Broker Warrant shall be delivered by hand or by telecopier and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by telecopier, on the date of transmission if sent before 4:00 p.m. on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices to the Corporation shall be addressed to:

Aurizon Mines Ltd.

Suite 900

510 Burrard Street

Vancouver, British Columbia

V6C 3A8

Attention:

President

Telecopier:

(604) 687-3932

Notices to the Agent shall be addressed to:

National Bank Financial Inc.
Suite 3200, The Exchange Tower
2 First Canadian Place
130 King Street West
Toronto, Ontario
M5X 1J9

Attention:

John W. Lydall

Telecopier:

416-869-8013

The Corporation or the Agent may change its address for service by notice in writing to the other of them specifying its new address for service under this Broker Warrant.

8.

Legends on Common Shares:

Any certificate representing Common Shares issued upon the exercise of this Broker Warrant prior to the date which is four months and one day from the date hereof will bear the following legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES BEFORE SEPTEMBER 10, 2003."

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE, HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE PREPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXHANGE";

provided that at any time subsequent to the date which is four months and one day after the date hereof any certificate representing and such Common Shares may be exchanged for a certificate bearing no such legends.

9.

Language:  The parties hereto acknowledge and confirm that they have requested that this Broker Warrant as well as all notices and other documents contemplated hereby be drawn up in the English language.  Les parties aux présentes reconnaissent et confirment qu'elles ont exigé que la présente convention ainsi que tous les avis et documents qui s'y rattachent soient rédigés dans la langue anglaise.

SCHEDULE B

TO:

AURIZON MINES LTD.

SUBSCRIPTION FORM

The undersigned hereby subscribes for ________________ common shares ("Common Shares") of Aurizon Mines Ltd. (the "Corporation") (or such other number of Common Shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the broker warrant (the "Broker Warrant") dated as of the 9th day of May, 2003 issued by the Corporation to the Agent) at the purchase price of $1.35 per Common Share (or at such other purchase price as may then be in effect under the provisions of the Broker Warrant) and on and subject to the other terms and conditions specified in the Broker Warrant and encloses herewith a cheque, bank draft or money order or has transmitted good same day funds by wire or other similar transfer in lawful money of Canada payable to or to the order of the Corporation in payment of the subscription price.

The undersigned hereby directs that the Common Shares subscribed for be registered and delivered as follows:

Name in Full	Address (include Postal Code)	Number of Common Shares

DATED this _______ day of ______________, 200___.

***
By: